UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2003

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 5, 2003, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of $750.0 million of credit card loan receivables. MBNA America, through MBNA Credit Card Master Note Trust, issued MBNAseries asset backed notes.

The MBNAseries transaction had one class of publicly traded asset backed notes, Class A (2003-8). Class A (2003-8) consists of $750.0 million seven-year floating rate asset backed notes and accrues interest at 19 basis points over the one-month London Interbank Offered Rate. The Class A (2003-8) notes were priced at par.

MBNA America retained ownership of the credit card accounts, which generated the receivables and will act as servicing agent for the Class A (2003-8) notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: August 5, 2003	By:	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer